EXHIBIT 10.23

                               TRADENAME AGREEMENT

     AGREEMENT made May 23, 1996 between REMINGTON CORPORATION, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware, United States of America with a principal place of business at 60 Main Street, Bridgeport, Connecticut (hereinafter called LICENSOR) and REMINGTON APPAREL COMPANY, INC., a corporation organized under the laws of the State of Delaware, with a principal place of business at 350 Fifth Avenue, New York, N.Y. (hereinafter called LICENSEE).

     WHEREAS, LICENSEE was party to a license agreement dated January 9, 1984 with Remington Products Company (the "RPC License") and Remington Products Company has assigned certain trademarks, including the trademark the subject of the RPC license to LICENSOR; and LICENSEE desires to obtain the right to use a certain trademark now assigned to LICENSOR in connection with the manufacture, marketing and distribution of LICENSEE'S products; and

     WHEREAS, LICENSOR is willing to grant such rights to LICENSEE upon the terms and conditions set forth below, which the parties agree shall replace and supersede the RPC License.

     NOW THEREFORE, in consideration of the premises and mutual covenants and obligations set forth, it is hereby agreed as follows:

     1. LICENSOR hereby grants LICENSEE the non-exclusive royalty-free right and license to use the word REMINGTON and trademark REMINGTON as part of its current corporate name and that it is specifically understood and agreed by LICENSEE that it shall have no right to use the word REMINGTON or the trademark REMINGTON for any other name or purpose, including affixing or attaching to any product advertised, promoted, manufactured, distributed or sold by LICENSEE except as may be granted under a separate trademark license agreement.

     2. LICENSEE agrees to comply with the rules of LICENSOR with respect to the appearance and use of the word REMINGTON and trademark REMINGTON as communicated in writing to LICENSEE from time-to-time. Such rules shall include, without limitation, that LICENSEE shall not manufacture, advertise, promote, or distribute any product in violation of any law or regulatory restriction or in any other manner which could impair the image, reputation or goodwill of the word REMINGTON or trademark REMINGTON or bring discredit upon the LICENSOR or dilute the tradename REMINGTON.

     3. LICENSEE agrees that it will not, during the term of this Agreement or thereafter, file any application for trademark registration or otherwise obtain or attempt to obtain ownership of any name, design, logo, or trademark or trade name within the


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United States or in any other country of the world which includes or is confusingly similar to the word REMINGTON in any language, or which is intended to make reference to the word REMINGTON.

     4. (a) The term of this Agreement shall commence upon the date first stated above and shall terminate on December 31, 1997, after which this Agreement shall be automatically renewed for successive periods of two years each thereafter unless terminated by LICENSEE upon 30 days' written notice prior to the expiration of the initial or applicable renewal term.

     (b) This grant shall terminate automatically, without notice or action by Licensor and without opportunity to cure for LICENSEE, immediately upon the occurrence of any of the following events:

          (i) the Trademark Agreement between LICENSEE and VKK Equities Corporation (formerly Remington Equities Corporation) for use of the trademark REMINGTON on apparel and clothing accessories is terminated;

          (ii) LICENSEE ceases to do business;

          (iii)LICENSEE purports to assign its rights hereunder contrary to
     Section 7;

          (iv) LICENSEE or any Affiliate commences a voluntary case or other proceeding seeking liquidation, rehabilitation, reorganization, conservatorship or other relief for itself or its assets under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver or other similar official for itself or any substantial part of its property, or consents to any such relief in an involuntary case or proceeding commenced against it, or makes a general assignment for the benefit of creditors, or takes any corporate action to authorize any of the foregoing; or

          (v) an involuntary case or other proceeding is commenced against LICENSEE or any Affiliate seeking liquidation, rehabilitation, reorganization, conservatorship or other relief with respect to it or to its assets under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver or other similar official with respect to it or to any substantial part of its property and such case or proceeding is not stayed, withdrawn or dismissed within forty-five (45) days from the date on which it was commenced.

     (c) In this Section 4, "Affiliate" means any person, which directly or indirectly controls, or is under common control with, or is controlled by, LICENSEE. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the subject person (whether


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through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     (d) In the event LICENSEE does not comply with any provisions of this Agreement and LICENSOR elects to give LICENSEE written notice of such non-compliance, LICENSEE shall have twenty (20) days from the receipt of such notice to remedy the breach. If the breach is not remedied within said twenty
(20) days, LICENSOR shall have the right to rescind this Agreement at any time thereafter by giving LICENSEE written notice of such termination whereupon LICENSEE agrees to cease and discontinue forthwith the use of the word and trademark REMINGTON in its corporate name.

     5. LICENSEE agrees to change its corporate name to exclude the word and trademark REMINGTON from its corporate name immediately upon termination of this Agreement, and agrees thereafter not to use the word or words similar thereto in any manner and in any language as a tradename or trademark except as expressly permitted under a separate trademark license agreement. To the extent that any change of LICENSEE's corporate name requires action by its shareholders or any other third party, LICENSEE undertakes to use its best efforts to procure such third party or parties to take all actions necessary to change LICENSEE's corporate name to exclude the word and trademark REMINGTON. Further, if such action cannot be or is not taken immediately upon termination, LICENSEE hereby agrees to do business under a tradename which does not include the word and trademark REMINGTON from termination until such time as its corporate name has been changed.

     6. LICENSEE agrees to defend and to protect, indemnify and save harmless LICENSOR, its subsidiaries and affiliates and all officers, directors, agents, employees and representatives thereof, and any of them, from and against any and all expenses, damages, claims, suits, actions, judgments and costs whatsoever, including reasonable attorneys' fees, arising out of, or in any way connected with, any claim or action for the violation by LICENSEE of any statutory or regulatory obligation, any claim or action for injury or damage to property, personal injury, death or other cause of action involving alleged defects in products manufactured, sold, distributed or advertised by LICENSEE, and any other claim or action arising out of LICENSEE's activities or the conduct of its business or any breach by LICENSEE of this Agreement.

     7. Neither this Agreement nor any rights hereunder may be assigned or otherwise transferred by LICENSEE, nor shall they inure to the benefit of any trustee in bankruptcy, receiver, or successor of LICENSEE, whether by operation of law or otherwise, without the written consent of LICENSOR and any assignment or transfer without such written consent shall be null and void. For purposes of this Agreement, a merger or consolidation of LICENSEE with another person or entity, other than its parent or a wholly owned subsidiary, and the sale or transfer of 40% or more of the issued and outstanding capital and/or voting stock of LICENSEE to a third party or parties, other than to a parent, or in connection with a public offering of securities registered under the Securities Act of 1933, as amended, shall be deemed an assignment of this Agreement.


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     8. Any notice or request with reference to this Agreement shall be by registered or certified mail, return receipt requested, and shall be directed by one party to the other at the respective address as follows:

                  LICENSOR:     Remington Corporation, L.L.C.
                                60 Main Street
                                Bridgeport, CT 06602

                                Attention: Company Secretary


                  LICENSEE:     REMINGTON APPAREL COMPANY, INC.
                                350 Fifth Avenue
                                New York, NY 10018

                                Attention: President


Either party may change its address to which notices or requests shall be directed by written notice to the other party, but until such change of address has been received, any notices or requests sent to the above addresses shall be effective upon mailing and considered as having been received.

     9. This instrument may not be released, discharged, abandoned, changed or modified in any manner, orally or otherwise, except by an instrument in writing signed by duly authorized officers or representatives of the parties hereto.

     10. This Agreement shall be construed and the legal relations between the parties hereto shall be governed by the law of the State of Connecticut, United States of America. 11. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between LICENSOR and LICENSEE. Neither party shall have any right to obligate or bind the other party in any manner whatsoever, and nothing herein contained shall give, or is intended to give, any rights of any kind to any third person.

     12. The failure of either party at any time or times to demand strict performance by the other of any of the terms, covenants or conditions set forth herein shall not be construed as a continuing waiver or relinquishment thereof and each may at any time demand strict and complete performance by the other of said terms, covenants and conditions.


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                              REMINGTON CORPORATION, L.L.C.



                              By:   /s/ F. Peter Cuneo
                                  --------------------------
                                   Name: F. Peter Cuneo
                                   Title:    President


                              ATTEST:



                              ------------------------------



                              REMINGTON APPAREL COMPANY, INC.


                              BY:   /s/ Victor K. Kiam, II
                                  --------------------------
                                   Name: Victor K. Kiam, II
                                   Title:     President



                              ATTEST:



                              ------------------------------



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